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                                                                     EXHIBIT 4.6

             AMENDED AND RESTATED MANAGEMENT STOCKHOLDER'S AGREEMENT

         This Amended and Restated Management Stockholder's Agreement (this "Agreement") is entered into as of July 18, 2001 between MedCath Corporation, a Delaware corporation (the "Company") and David Crane (the "Management Stockholder") (the Company and the Management Stockholder being hereinafter collectively referred to as the "Parties").

         On March 12, 1998, MedCath Incorporated, a North Carolina corporation ("MedCath"), MCTH Acquisition Inc., a North Carolina corporation ("Acquisition") and MedCath Holdings, Inc., a Delaware corporation ("Holdings") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition was merged with and into MedCath (the "Merger"). Pursuant to the Merger, except as provided in the next sentence, each share of common stock, par value $.01 per share, of MedCath was cancelled, extinguished and converted automatically into the right to receive an amount equal to $19.00 per share in cash. In connection with the Merger and the terms of the Contribution Agreement dated as of July 31, 1998 among the Management Stockholder, the Company and the "Contributors" named therein (the "Contribution Agreement"), the Management Stockholder rolled over certain of his existing shares of common stock in MedCath for 105,924 shares of common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock") (the "Rollover Equity"). In connection with the Merger and the terms of the Management Stockholder's Agreement is entered into as of July 31, 1998 (the "Management Stockholder's Agreement") between Holdings and the Management Stockholder, the Management Stockholder exchanged options previously granted pursuant to stock option plans of MedCath (the "MedCath Options") for options to purchase Holdings Common Stock, with the same aggregate unrealized gain as the MedCath Options ("Replacement Options"), all of which were granted under the Holdings Option Plan (defined below), the Non-Qualified Replacement Stock Option Agreement, attached hereto as Exhibit A; provided, however, that such Replacement Options were fully vested at the time of the closing of the Merger.

         In addition, Holdings granted to the Management Stockholder at the effective time of the Merger an option or options to purchase Holdings Common Stock ("New Options") (and, collectively with the Replacement Options, the "Options") at an exercise price of $19.00 per share of Holdings Common Stock (the "Exercise Price") pursuant to the terms of the 1998 Stock Option Plan for Key Employees of MedCath Holdings, Inc. and Subsidiaries (the "Holdings Option Plan"), the "Incentive Stock Option Agreement", attached hereto as Exhibit B, and the "Non-Qualified Stock Option Agreement", attached hereto as Exhibit C, which New Options (taken together with the new options of all other employees) of Holdings, as of that date represented 15 percent of the fully diluted equity of Holdings at the time of closing of the Merger. Certain of such documents have previously been amended.

         This Agreement is one of several other agreements including, without limitation, employment agreements, and agreements under the Holdings Option Plan ("Other Management and Employee Stockholders' Agreements") which have been entered into between Holdings and


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other individuals who were, are or will be key employees of Holdings or one of its subsidiaries (collectively, the "Other Management and Employee
Stockholders").

         In connection with the proposed initial public offering of common stock, par value $0.01, of the Company (the "Common Stock"), the Management Stockholder and the Company have agreed to amend and restate the Management Stockholder's Agreement as of the date hereof. The Company has agreed to assume the obligations of Holdings under the Management Stockholder's Agreement and the Management Stockholder has agreed to be bound be the terms and conditions of this Agreement. The public offering of Common Stock of the Company is a Qualified Public Offering for purposes of this Agreement.

         NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

         1.       Rollover Equity; Issuance of Options.

                  (a) Subject to the terms and conditions hereinafter set forth herein and pursuant to the terms of the Contribution Agreement, the Management Stockholder received, in exchange for the Management Stockholder's existing shares of common stock in MedCath, and the Company received such common stock in MedCath and in exchange delivered to the Management Stockholder, the Rollover Equity on the Purchase Date.

                  (b) Subject to the terms and conditions hereinafter set forth herein and as set forth in the Management Stockholder's Non-Qualified Replacement Stock Option Agreement, the Management Stockholder's Incentive Stock Agreement, and the Management Stockholder's Non-Qualified Stock Option Agreement, and upon and as of July 31, 1998 (the "Option Grant Date"), (i) the Management Stockholder surrendered to the Company all MedCath Options and the Company issued to the Management Stockholder Replacement Options in exchange therefor, and (ii) the Company issued to the Management Stockholder New Options. The Parties executed and delivered to each other copies of the Non-Qualified Replacement Stock Option Agreement, the Management Stockholder's Replacement Incentive Stock Option Agreement, the Management Stockholder's Incentive Stock Option Agreement, and Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.

                  (c) For purposes of this Agreement, the "Purchase Price" of the Rollover Equity shall be deemed to be $19 per share, "Stock" shall mean collectively the Rollover Equity and Option Shares (as hereinafter defined) and July 31, 1998 shall be the "Purchase Date".

         2.       Management Stockholder's Representations, Warranties and
Agreements.

                  (a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any shares of the Common Stock unless such transfer complies with
Section 3 of this Agreement. If the Management Stockholder is an "affiliate" (as defined under Rule 405 of the rules and regulations promulgated under the Act (defined below) (an "Affiliate")) and as interpreted by the board of directors of the Company


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(the "Board"), the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Common Stock unless (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"), and in compliance with applicable provisions of state securities laws or
(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including being permitted under Section 3 hereof) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to
Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Management Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Management Stockholder's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Common Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Purchase Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Management Stockholder, his spouse or his lineal descendants (a "Management Stockholder's Trust" and, collectively with "Management Stockholder" and "Management Stockholder's Estate", "Management Stockholder Entities") or a transfer made after the fifth anniversary of the Purchase Date to such a trust by a person who has become a holder of Common Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

                  (b) The certificate (or certificates) representing the Common Stock shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER'S AGREEMENT DATED AS OF JULY __, 2001 BETWEEN MEDCATH CORPORATION ("THE COMPANY") AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."


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                  (c)      The Management Stockholder acknowledges that he has
been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Common Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Common Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Common Stock. If the Management Stockholder is an Affiliate, the Management Stockholder also acknowledges that (1) the Common Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Common Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Common Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, sale without registration will require compliance with some other exemption under the Act.

                  (d) If any shares of the Common Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

                  (e) The Management Stockholder agrees that, if any shares of the Common Stock of the Company are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Common Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

                  (f) The Management Stockholder further represents and warrants that with respect to the Common Stock and the Options (i) the Management Stockholder received and reviewed the available information relating to the Common Stock and the Options and the documents referred to therein, (ii) the Management Stockholder was given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company as the Management Stockholder deems necessary to evaluate the merits and risks related to an investment in the Common Stock, and to verify the information received and reviewed, and no representations concerning such matters or any other matters have been made to the Management Stockholder except as set forth in this Agreement, (iii) the Management Stockholder's net worth and financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the unregistered Common Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder's current needs and personal contingencies, (iv) the Management Stockholder can afford to suffer a complete loss of the


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Management Stockholder's investment in the Common Stock, (v) all information which the Management Stockholders has provided to the Company concerning the Management Stockholder and the Management Stockholder's financial position is substantially correct and complete as of the date of this Agreement, (vi) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Common Stock, (vii) the Management Stockholder's knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the purchase of the Common Stock as contemplated by this Agreement and (viii) the Management Stockholder is the sole party in interest to this Agreement and is acquiring the Common Stock and the Options for the Management Stockholder's own account.

         3.       Restriction on Transfer.

                  Except for (i) transfers permitted by Section 2(a), (ii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company or (iii) transfers pursuant to the Sale Participation Agreement (as defined below), the Management Stockholder agrees that he will not transfer any shares of the Common Stock at any time prior to the fifth anniversary of the Purchase Date. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

         4.       [INTENTIONALLY OMITTED].

         5. Management Stockholder's Resale of Common Stock and Options to the Company Upon the Management Stockholder's Death or Disability.

                  (a) Except as otherwise provided herein, if, prior to the fifth anniversary of the Purchase Date, (i)(x) the Management Stockholder is still in the employ of the Company or any subsidiary of the Company or (y) has retired from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the closing date of the merger, and (ii) the Management Stockholder either dies or becomes permanently disabled (as defined below) (a "Section 5(a) Put Event"), then the Management Stockholder Entities shall have the right, for 60 days following the date of death or permanent disability, (A) to sell to the Company, and the Company shall be required to purchase, on one occasion, all or, if selling less than all, any portion of the shares of Common Stock then held by the applicable Management Stockholder Entities, at the Section 5(a) Repurchase Price, as determined in accordance with Section 7(a) hereof, and (B) with respect to all exercisable Options to require the Company to pay to the applicable Management Stockholder Entity, an amount equal to the Option Excess Price determined on the basis of a Section 5(a) Repurchase Price as provided in
Section 8 with respect to the termination and payment of such Options held by the applicable Management Stockholder Entities. Upon the occurrence of a Section 5(a) Put Event, all unexercisable New Options and Options whose Repurchase Price is less than the Option Exercise Price (as defined in Section 8) shall terminate automatically and immediately without payment therefor.


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                  (b)      The Management Stockholder Entities shall send
written notice to the Company of their intention to sell shares of Common Stock in exchange for the payment referred in Section 5(a) above and to terminate such Options (in exchange for the payment referred to in Section 5(a)) (the "Redemption Notice") within 60 days after the event described in Section 5(a) occurs. The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the applicable Management Stockholder Entity of a certified bank check or checks in the appropriate amount payable to the order of the applicable Management Stockholder Entity, against delivery of certificates or other instruments representing the Common Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entity, or duly authorized representative thereof. For purposes of this Agreement, the Management Stockholder shall be deemed to have a "permanent disability" as such term is defined in the Company's long-term disability benefit plan applicable to senior executive officers as in effect on the date hereof.

                  (c) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11, if there exists and is continuing a material default or material event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money, (the "Debt Agreements"), which default or event of default would be reasonably likely to prevent payment thereon, or if the repurchase referred to in Section 5(a) would result in a material default or material event of default on the part of the Company or any subsidiary of the Company under any such agreement, or if a repurchase would not be permitted under the Delaware General Corporation Law (the "DGCL") or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an "Event"), the Company shall not be obligated to repurchase any of the Common Stock or the Options from the applicable Management Stockholder Entities, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that (i) the number of shares of Common Stock subject to repurchase under this Section 5(c) shall be that number of shares of Common Stock and (ii) in the case of a repurchase pursuant to Section 5(a), the number of Exercisable Option Shares (as defined in Section 8) for purposes of calculating the Option Excess Price payable under this Section 5 shall be the number of Exercisable Option Shares, both as held by the applicable Management Stockholder Entities at the time of delivery of a Redemption Notice in accordance with Section 5(b) hereof; provided, further, that the Repurchase Price upon the Repurchase Eligibility Date shall be the higher of the Section 5(a) Repurchase Price calculated as of the last day of the month preceding (i) the month in which the Event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs, as determined in good faith by the Board of Directors of the Company. All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the repurchase pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly and the number of shares of Common Stock subject to repurchase shall be increased commensurately. The Company will use its best efforts to include terms in the Debt Agreements


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permitting repurchases of stock referred to in this Section 5, pursuant to the terms of this Agreement and any other related documents, so long as an Event has not yet occurred or is not continuing.

                  (d) Notwithstanding any other provision of this Section 5 to the contrary and subject to Section 11, (i) the Management Stockholder Entities shall have the right to withdraw any Redemption Notice which has been pending for 90 or more days and which has remained unsatisfied because of the provisions of Section 5(c); (ii) upon the withdrawal of any Redemption Notice pursuant to Section 5(d)(i), the Management Stockholder Entities shall have the right to sell the shares of Common Stock underlying the withdrawn Redemption Notice free of any restrictions on transfer imposed herein and (iii) upon the withdrawal of any Redemption Notice pursuant to Section 5(d)(i) all exercisable Options shall survive until 90 days after the Management Stockholder Entities have withdrawn such Redemption Notice.

         6. The Company's Option to Repurchase Common Stock and Options of Management Stockholder.

                  (a) If, prior to the fifth anniversary of the Purchase Date, (i) the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company with Cause (as defined in Section 7(e) hereof) or (ii) the Management Stockholder effects a transfer of any of the Common Stock other than as permitted in this Agreement (each, a "Section 6(a) Call Event"), then the Company shall have the right to purchase (i) all, but not less than all, of the shares of Common Stock then held by the applicable Management Stockholder Entity at the Section 6(a) Repurchase Price determined in accordance with Section 7(b) hereof and (ii) all Replacement Options at a price equal to the Option Excess Price determined on the basis of a Section 6(a) Repurchase Price as provided in Section 8(b) with respect to the termination and payment of such Options. Upon the occurrence of a
Section 6(a) Call Event, whether or not the Company exercises the call rights granted under this Section 6(a), any New Options (whether or not exercisable) and Options whose Repurchase Price is less than the Option Exercise Price shall terminate automatically and immediately without payment therefor.

                  (b) If, prior to the fifth anniversary of the Purchase Date, the Management Stockholder's employment with the Company (and/or, if applicable, its subsidiaries) is terminated as a result of the death or permanent disability of the Management Stockholder (a "Section 6(b) Call Event"), then the Company shall have the right to purchase (i) all or any portion of the shares of Common Stock then held by the applicable Management Stockholder Entity at the Section 5(a) Repurchase Price determined in accordance with Section 7(a) hereof and (ii) all Replacement Options and exercisable New Options at a price equal to the Option Excess Price determined on the basis of a
Section 5(a) Repurchase Price with respect to the termination and payment for such Options. Upon the occurrence of a Section 6(b) Call Event, whether or not the Company exercises the call rights under this Section 6(b), all unexercisable New Options and Options whose Repurchase Price is less than the Option Exercise Price shall terminate automatically and immediately without payment therefor.


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                  (c)      If, prior to the fifth anniversary of the Purchase
Date, the Management Stockholder's employment with the Company (and/or, if applicable, its subsidiaries) is terminated as a result of a termination by the Management Stockholder with Good Reason or by the Company without Cause (each a "Section 6(c) Call Event"), then the Company shall have the right (i) to purchase all, but not less than all, of the shares of Common Stock then held by the Management Stockholder or a Management Stockholder's Trust at the Section 6(c) Repurchase Price determined in accordance with Section 7(c) hereof and (ii) all Replacement Options at a price equal to the Option Excess Price determined on the basis of a Section 5(a) Repurchase Price with respect to the termination and payment for such Options, and all exercisable New Options at a price equal to the Option Excess Price determined on the basis of a Section 7(c)(ii) Repurchase Price as provided in Section 8 with respect to the termination and payment of such options. Upon the occurrence of a Section 6(c) Call Event, whether or not the Company exercises the call rights under this Section 6(c), all unexercisable New Options and Options whose Repurchase Price is less than the Option Exercise Price shall terminate automatically and immediately without payment therefor.

                  (d) If, prior to the fifth anniversary of the Purchase Date, (i) the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason (a "Section 6(d) Call Event" and together with the Section (a) Call Event, the Section 6(b) Call Event and the Section 6(c) Call Event, "Call Events"), then the Company shall have the right to (i) purchase all, but not less than all, of the Rollover Equity at a price equal to the Section 5(a) Repurchase Price and (ii) purchase all Option Shares at a price equal to the Section 6(d) Repurchase Price (as defined in Section 7(d)) with respect to the termination and payment for such Options. In the event of a call by the Company under this Section 6(d) the Company may purchase all Replacement Options at a price equal to the Option Excess Price determined on the basis of a
Section 5(a) Repurchase Price and all exercisable New Options at a price equal to the Section 6(d) Option Excess Price (as defined in Section 8(b)) with respect to the termination and payment of such options. Upon the occurrence of a
Section 6(d) Call Event, all unexercisable New Options and Options whose Repurchase Price is less than the Option Exercise Price shall terminate automatically and immediately without payment therefor.

                  (e) The Company shall have a period of 60 days from the date of a Call Event in which to give notice in writing to the Management Stockholder of the exercise of such election ("Call Notice").

                  (f) The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The applicable Repurchase Price and any payment with respect to the Options shall be paid by delivery to the applicable Management Stockholder Entity of a certified bank check or checks in the appropriate amount payable to the order of the applicable Management Stockholder Entity against delivery of certificates or other instruments representing the Common Stock so purchased and appropriate documents cancelling the Options, appropriately endorsed or executed by the applicable Management Stockholders Entity or the duly authorized representative thereof.


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

                  (g) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Common Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(e) hereof) from the applicable Management Stockholder Entity until the Repurchase Eligibility Date but in no event later than the first anniversary of the Call Notice; provided, however, that the number of shares of Common Stock subject to repurchase under this Section 6(g) shall be that number of shares of Common Stock held by the Management Stockholder Entity at the time of delivery of a Call Notice in accordance with Section 6(e) hereof; and provided, further, that the Repurchase Price payable upon the Repurchase Eligibility Date shall be the higher of the applicable Repurchase Price determined in accordance with Section 7 calculated as of the last day of the month preceding (i) the month in which the Event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs, as determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, the repurchase of the Common Stock or Options from the applicable Management Stockholder Entity (pursuant to a Call Notice timely given in accordance with Section 6(e) hereof) cannot be delayed by the Company beyond the fifth anniversary of the Purchase Date.

                  (h) All Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Section 6(c) or Section 6(d), shall continue to be exercisable until the repurchase pursuant to such Call Notice.

         7.       Determination of Repurchase Price.

                  (a) The Section 5(a) Repurchase Price shall be a per share repurchase price equal to the fair market value of the shares, as determined in good faith by the Board of Directors of the Company, on the basis of the value of the Company as a whole divided by the fully diluted equity of the Company (the "Fair Market Value Per Share"), or, after a Public Offering, the Market Price Per Share (as defined in Section 7(h) herein).

                  (b) The Section 6(a) Repurchase Price shall be a per share repurchase price equal to the lesser of (i) the Purchase Price and (ii) the Book Value (or after a Public Offering, the Market Price Per Share).

                  (c) (i) with respect to Rollover Equity, the Section 6(c) Repurchase Price shall be a per share repurchase price equal to the Fair Market Value Per Share (or after a Public Offering, the Market Price Per Share), (ii) with respect to Option Shares, the Section 6(c) Repurchase Price shall be a per share repurchase price equal to Book Value (or after a Public Offering, the Market Price Per Share).

                  (d) The Section 6(d) Repurchase Price shall be the lesser of (A) the Book Value (or after a Public Offering, the Market Price Per Share) or (B) the Purchase Price plus (i) the Applicable Percentage (as defined) multiplied by (ii) the excess, if any, of the Book Value (or after a Public Offering, the Market Price Per Share) over the Purchase Price. The Applicable Percentage equals 25% on and after the first anniversary of the Purchase Date, 50% on and after


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

the second anniversary of the Purchase Date, 75% on and after the third anniversary of the Purchase Date and 100% on and after the fourth anniversary of the Purchase Date.

                  (e) As used herein, "Cause" shall mean (i) the Management Stockholder's willful and continued failure to perform his material duties with respect to the Company or its subsidiaries, which failure continues beyond 10 days after a written demand for substantial performance of such duties was given to the Management Stockholder by the Company, (ii) willful misconduct by the Management Stockholder involving dishonesty or breach of trust in connection with the Management Stockholder's employment which results in a demonstrable injury (which is other than de minimis or insignificant) to the Company, or
(iii) the Management Stockholder's conviction of, or plea of nolo contendere to, a felony.

                  (f) As used herein, "Good Reason" shall mean (i) a substantial reduction by the Company in the Management Stockholder's duties or responsibilities, other than (x) as agreed by the Management Stockholder, and
(y) in connection with the termination of the Management Stockholder's employment by the Company for Cause, by the Management Stockholder without Good Reason, or as a result of permanent disability or the Management Stockholder's death, (ii) a reduction by the Company in the Management Stockholder's base salary or an amendment to the terms of the annual cash bonus plan which would adversely affect the ability of the Management Stockholder to receive a bonus (except that the establishment of the earnings per share or other performance targets to be set by the Board annually will not constitute such an amendment),
(iii) a reduction or elimination of the Management Stockholder's eligibility to participate in any of the Company's employee benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) any relocation to a primary workplace that is more than fifty (50) miles from the Management Stockholder's workplace in effect as of the date of this Agreement. Notwithstanding the foregoing, in the event of a voluntary termination by the Management Stockholder on account of any serious chronic mental or physical illness or death of an immediate family member that requires the Management Stockholder to terminate his or her employment with the Company because of a substantial interference with his or her duties at the Company, such termination, solely for purposes of any call rights by the Company, shall be treated the same as a termination by the Management Stockholder with Good Reason.

                  (g) As used herein, "Book Value" shall mean, on a per share basis, the quotient of (a) (i) $228,692,744 plus (ii) the aggregate net income of the Company from and after the Closing Date (as decreased by any net losses from and after the Closing Date) excluding the effect of adjustments required by or permitted by Accounting Principles Board Opinion Nos. 16 & 17 with respect to assets acquired or liabilities assumed by the Company in this transaction plus (iii) the aggregate dollar amount contributed to (or credited to common stockholders' equity of) the Company after the Closing Date as equity of the Company (including consideration to be received upon exercise of options and other stock equivalents) plus (iv) to the extent reflected as deductions to Book Value in clause (ii) above, unusual or other items recognized by the Company (including, without limitation, extraordinary charges, one time or accelerated write-offs of good will), in each case, if and to the extent determined in good faith by the Board of Directors of the Company, minus (v) to the extent reflected as additions to Book Value in clause (ii) above, unusual or other items recognized by the Company, in each case, if and to the extent determined in good faith by the Board of Directors of the Company, minus (vi) the aggregate dollar amount of any dividends paid by the Company after the Closing Date and a Public Offering, divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock. The items referred to in the calculations set forth in clauses (a)(ii) through (v) of the immediately preceding sentence shall be determined in good faith, and to the extent possible, in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as retlected in the consolidated financial statements of the Company.

                  (h) As used herein the term "Public Offering" shall mean the sale of shares of the Common Stock to the public, subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form). A "Qualified Public Offering" shall mean a Public Offering pursuant to an effective registration statement relating to the sale of shares of the Common Stock held by KKR 1996 Fund L.P., a Delaware limited partnership (the "Partnership") or Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS"), a Delaware limited partnership, or their respective affiliates; provided, however, that a "Qualified Public Offering" shall be deemed to have occurred if there has been any Public Offering that results in an active trading market in 40% or more of the Common Stock.

                  (i) As used herein, the term "Market Price Per Share" shall mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Eligibility Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Eligibility Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Eligibility Date or if there is no such bid and asked price on the Repurchase Eligibility Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by Nasdaq at the end of the Repurchase Eligibility Date in the over-the-counter market. If the Common Stock is not so listed or reported by Nasdaq, then the Market Price Per Share shall be the Book Value Per Share.

                  (j) In determining the Repurchase Price, appropriate adjustments shall be made, pursuant to Section 17 hereof, for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of this Section 7.

                  (k) As used herein, the term "Physician Purchasers" shall mean physicians signatories to the Contribution Agreement and "Other Management Stockholders" and "Other Employee Stockholders" shall mean those members of senior management and other key employees, respectively, of the Company who have entered into Management Stockholder's Agreements and Employee Stockholder's Agreements that are substantially similar to this Agreement.

         8. Common Stock Issued to Management Stockholder Upon Exercise of Stock Options; Calculation of Option Excess Price.

                  (a) The Company may from time to time grant to the Management Stockholder, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Purchase Price or at a different option exercise price.

                  (b) With respect to each Option, the "Option Excess Price" is the excess, if any, of the Section 5(a) Repurchase Price, Section 6(b) Repurchase Price, Section 6(c) Repurchase Price or the Section 6(d) Repurchase Price, depending on which Repurchase Price is being used to repurchase the remainder of the Common Stock, over the respective Option Exercise Price, multiplied by the number of Exercisable Option Shares thereunder; provided, however, that the Section 6(d) Option Excess Price shall mean the Applicable Percentage multiplied by the excess, if any, of the Book Value (or after a Public Offering, the MP) over the Exercise Price of the exercisable New Options, multiplied by the number of Exercisable Option Shares thereunder. For purposes hereof, "Option Exercise Price" shall mean the applicable exercise price for the Options, "Option Shares" shall mean the shares of Common Stock underlying the Options and "Exercisable Option Shares" shall mean the shares of Common Stock which, at the time of determination of the Option Excess Price could be purchased by the Management Stockholder upon exercise of his or her outstanding Options.

         9.       The Company's Representations and Warranties.

                  (a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

                  (b) Following any Public Offering, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Common Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Common Stock contained in this Agreement or to require the Company to effect any registration of Common Stock under the Act.

         10.      "Piggyback" Registration Rights.

                  (a) Effective upon the date of this Agreement, until the later of (i) the first occurrence of a Qualified Public Offering (as defined in Section 7(h) above) or (ii) the fifth anniversary of the Purchase Date, the Management Stockholder hereby agrees to be bound by all of the obligations of the Registration Rights Agreement dated as of July 31, 1998, among the Company, the Partnership and the "WCAS Stockholders" as defined therein (the "Registration Rights Agreement", a copy of which is attached hereto as Exhibit E) and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Management Stockholder were an original party (other than the Company) thereto; provided, however, that the Management Stockholder shall not have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Management Stockholder's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this
Section 10. In the event that the Management Stockholder is an Affiliate, to the extent that registration under Form S-8 is not available, the rights and privileges of the Registration Rights Agreement shall continue to apply to such Management Stockholder beyond the fifth anniversary of the Purchase Date. All Stock purchased or held by the Management Stockholder Entities pursuant to this Agreement shall be deemed to be Restricted Stock as defined in the Registration Rights Agreement.

                  (b) The Company will promptly notify the Management Stockholder in writing (a "Notice") of any proposed registration (a "Proposed Registration") in connection with a Qualified Public Offering. If within 15 days of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable Management Stockholder Entity a written request (a "Request") to register shares of Common Stock held by the Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Common Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entity may be submitted for all Restricted Stock held by the Management Stockholder Entities.

                  (c) The maximum number of shares of Common Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Common Stock then held by the Management Stockholder (which for purposes of this subparagraph (c) shall include shares held by the Management Stockholder's Estate or a Management Stockholder's Trust), including all shares of Common Stock which the Management Stockholder is then entitled to acquire under an unexercised Option to the extent then exercisable multiplied by the fraction the numerator of which is the number of shares of stock being sold by the Partnership, WCAS and their respective Affiliates and the denominator of which is the number of shares of stock owned by the Partnership, WCAS and their respective Affiliates or (ii) the maximum number of shares of Common Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management Stockholders, Employee Stockholders and Physician Purchasers) as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Common Stock the Management Stockholder, all Other

Management Stockholders, Employee Stockholders and Physician Purchasers have requested be registered) and all Other Management Stockholders are permitted to register under the Registration Rights Agreement.

                  (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Common Stock the Company proposes to sell, (ii) second, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the Partnership and WCAS have requested to be included in the Proposed Registration, and (iii) third, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the holders of Restricted Stock (as defined in the Registration Rights Agreement), including the Management Stockholder, Other Management Stockholders, Employee Stockholders and Physician Purchasers have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting holders on the basis of the relative number of shares of Common Stock then held by each such holder (provided that any shares thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner).

                  (e) Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Common Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder's behalf with respect to the matters specified therein.

                  (f) The Management Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10.

         11.      Pro Rata Repurchases; Pro Rata Participation.

                  (a)      Notwithstanding anything to the contrary contained in
Section 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Management Stockholders' Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Common Stock and the number of Options each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Common Stock permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions of Section 5(c) and 6(g) shall apply in their entirety to payments and repurchases with respect to Options and shares of Common Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until all of such Common Stock and Options are purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Common Stock and Options are not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and Other Management Stockholders' Agreements.

                  (b) In the event of an assignment of a call right, the delegation of the duty to pay for a put or of the right of first refusal in the event of an Offer with respect to shares of the Management Stockholder's Common Stock and Options in accordance with Section 24, Other Management Stockholders who are parties to Other Management Stockholder's Agreements with the Company similar to this Agreement will have the right to participate in the purchase of such shares of Common Stock and Options made pursuant to Sections 4, 5 and 6, pro rata with each other, the Partnership, WCAS, and any of their affiliates.

         12.      Rights to Negotiate Repurchase Price.

         Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Common Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Common Stock or the Company the right to pay, or the Management Stockholder the right to receive, the Option Excess Price under the terms of this Agreement.

         13.      Covenant Regarding 83(b) Election.

         Except as the Company may otherwise agree in writing or upon the expiration of certain provisions pursuant to Section 15(a) herein, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Common Stock to be acquired upon each exercise of the Management Stockholder's Non-Qualified Options; and Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within 30 days after the date hereof, and within 30 days after each exercise of Management Stockholder's Non-Qualified Options and with evidence that each such election has been filed in a timely manner.

         14.      Notice of Change of Beneficiary; Definitions.

         Immediately prior to any transfer of Common Stock to a Management Stockholder's Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder's Trust and with the identity of the beneficiaries of the Management Stockholder's Trust. The Management Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of the Management Stockholder's Trust.

         15. Expiration of Certain Provisions; Limitation on the Application of Certain Provisions; Definitions.

                  (a) The provisions contained in Sections 3, 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 3, 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Common Stock owned by the Management Stockholder upon a Change of Control or, but only with respect to the Rollover Equity and Replacement Options, if a Liquidity Event occurs. Notwithstanding the forgoing, the provisions contained in Sections 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 5 and 6, shall terminate and be of no further force or effect with respect to the Rollover Equity and Replacement Options upon a Public Offering.

                  (b) The put rights and call rights described in Sections 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates or otherwise relates to the provisions of Sections 5 and 6 shall not apply to any Rollover Equity or Replacement Options received by the Management Stockholder Entities in consideration for the Management Stockholder's investment of shares of common stock of MedCath and/or MedCath Options in the Company in connection with the Merger, which Rollover Equity and/or Replacement Options, as of the closing of the Merger, are, in the aggregate, in excess of $4,000,000. All other provisions contained in this Agreement shall apply to such additional Rollover Equity and Replacement Options held by the Management Stockholder Entities immediately after the closing of the Merger.

                  (c) Notwithstanding anything to the contrary in this Agreement, none of the sale participation rights (other than Section 6) set forth in the Sale Participation Agreement, the put rights set forth in Section 5 of this Agreement, the "piggyback" registration rights set forth in Section 10 of this Agreement and in the Registration Rights Agreement and the preemptive rights set forth in Section 16 of this Agreement and any other provisions of this Agreement which incorporate or otherwise relate to any of the rights and or provisions referred to above in this sentence shall apply to any Rollover Equity which, prior to the Merger, constituted common stock of MedCath that was received upon the Management Stockholder's exercise of MedCath Options that were granted as and treated as "incentive stock options".

                  (d) As used herein, "Change of Control" means (i) sales of all or substantially all of the assets of the Company to a Person who is not an affiliate of Kohlberg Kravis Roberts & Co., LLC ("KKR") or WCAS, (ii) a sale by KKR or WCAS or any of its respective affiliates resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include KKR or WCAS or any of their respective affiliates or (iii) a merger or consolidation of the Company into another Person which is not an affiliate of KKR or WCAS; if and only if any such event results in the inability of certain affiliates of Kohlberg Kravis Roberts & Co., L.P. (the "KKR Partnerships") and partnerships affiliated with WCAS (the "WCAS Partnerships") to elect a majority of the Board of Directors of the Company (or the resulting entity); provided, however, that in the event that the Company is merged with another company controlled by the KKR Partnerships or the WCAS Partnerships or their respective Affiliates and, if the chief executive officer of the surviving entity (or the ultimate parent) is not David Crane or a person who has held the position of chief executive officer of the Company for at least six months, such an event shall be deemed a Change of Control.

                  (e) As used herein, "Liquidity Event" means a sale or distribution by the KKR Partnerships or WCAS Partnerships which, when aggregated with any prior sales or distributions made by either of them or their respective affiliates, excluding any of the individuals listed on Schedule I to the Management Stockholder's Agreement (the "Initial Investors"), results in the aggregate holdings of the Initial Investors representing 20 percent or less of the equity of the Company originally issued to the Initial Investors following the consummation of the Merger.

         16.      Preemptive Rights.

                  (a) In the case of the proposed issuance of, or the proposed granting by the Company of warrants, options or other rights to purchase Common Stock, preferred stock or other equity securities of the Company (or securities convertible into or exchangeable for such Common Stock, other equity securities or preferred stock), in each case after the date hereof (collectively, the "Preemptive Rights Securities"), the Management Stockholder shall have the right, on the same terms as those of the proposed issuance or grant and during a reasonable time of no less than 15 days after the Company has given notice to the Management Stockholder of such proposed issuance or granting (containing the terms and conditions of such issuance or grant and the terms and conditions of the Preemptive Rights Securities proposed to be issued or granted), to purchase an amount of such Preemptive Rights Securities equal to the proportion of the aggregate amount of such outstanding Common Stock, preferred stock or other equity securities then owned by the Management Stockholder, in each case, on a fully diluted basis based on a record date not more than 30 days prior to such issuance or granting. The price or prices and terms of such Preemptive Rights Securities shall be identical to the price or prices and terms at which such Preemptive Rights Securities are proposed to be offered for sale or granted to others.

                  (b) The provisions of Section 16 above shall not apply to any proposed issuance or grant made pursuant to: (i) any employee stock option plan or other employment or compensation arrangement, (ii) the terms of any options, warrants or other securities provided that such optionees and/or stockholders were given preemptive rights at the time such options, warrants or other securities were issued or granted, (iii) the exchange by the Company of one equity security for another to the extent such securities are made available to all holders of such class of securities and (iv) any bona fide merger or consolidation of any person, business, division or assets, which merger or consolidation has been approved by the Board and, if required, by the holders of the common stock.

                  (c) Notwithstanding anything to the contrary in this Agreement, the rights set forth in this Section 16 shall terminate on the date on which the Company has a publicly traded class of common equity securities following a Public Offering.

         17.      Recapitalizations, etc.

         The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Common Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

         18.      Management Stockholder's Employment by the Company.

         Other than as expressly set forth in an employment agreement between the Management Stockholder and the Company, nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder's employment or continued employment by the Company or any subsidiary of the Company.

         19.      State Securities Laws.

         The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Common Stock and the issuance of the Options to the Management Stockholder.

         20.      Binding Effect.

         The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

         21.      Amendment.

         This Agreement may be amended only by a written instrument signed by the Parties hereto.

         22.      Closing.

         Except as otherwise provided herein, the closing of each purchase and sale of shares of Common Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Common Stock hereunder or to cause the payment of the Option Excess Price, if any.

         23. Applicable Law; Enforcement. (a) The laws of the state of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against any Party, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or North Carolina, as the Party bringing suit may elect in its sole discretion, and each of the Parties hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, each Party appoints The Corporation Trust Company, at its office in Charlotte, North Carolina or Wilmington, Delaware (or if the Company reincorporates in another state, an office in that state), as the case may be, as his or its agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the appropriate Party in the manner provided in Section 25 hereof, shall be deemed in every respect effective service of process upon such Party in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of either Party to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over either party in such other jurisdictions and in such manner, as may be permitted by applicable law. Each of the Parties hereby irrevocably waives any objections which he or it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or North Carolina, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against either Party with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or North Carolina, and each of the Parties hereby irrevocably waives any right which he or it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each Party hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

                  (b) In the event of a breach or threatened breach of this Agreement, the company or its successors or assigns may, in addition to other rights and remedies existing in the favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof without the posting of a bond or other security).

         24.      Assignability of Certain Rights by the Company.

         Subject to Section 1l(b) hereof, the Company shall have the right to assign any or all of its rights or obligations to purchase shares of Common Stock and Options pursuant to Sections 4, 5, and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding any such assignments in the event that such assignee fails to perform the obligations so assigned to it.

         25.      Miscellaneous.

                  (a) In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive.

                  (b) If any provision of this Agreement shall be declared illegal, void or enforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

                  (c) The Company shall have the right to deduct from any cash payment made ruder this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

                  (d) The term "Management Stockholder": (i) with respect to the Rollover Equity and where the context so indicates, shall refer to David Crane, individually; (ii) with respect to the provisions of the Agreement regarding employment, shall refer only to David Crane, individually; and (iii) shall otherwise refer to David Crane.

         26.      Notices.

         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage repaid, or by overnight delivery or telecopy (with machine confirmation), to the Party to whom it is directed:

                  (a)      If to the Company, to it at the following address:

                           c/o Kohlberg Kravis Roberts & Co.
                           2800 Sand Hill Road, Suite 200


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

                           Menlo Park, California 94025
                           Attn: Edward A. Gilhuly

         with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017-3909
                           Attn: Gary I.  Horowitz, Esq.

         with a copy to:

                           Welsh, Carson, Anderson & Stowe VII, L.P.
                           320 Park Avenue, Suite 2500
                           New York, New York 10022-6815
                           Attn: Paul B. Queally

         with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Attn: Karen Wiedemann, Esq.

         (b) If to the Management Stockholder, to him at the address set forth below under his signature;

         with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037
                           Attn: Richard W. Cass, Esq.
                           Fax: 202-663-6363

         or at such other address as either party shall have specified by notice in writing to the other.

         27.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


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

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first above written.

                                    MEDCATH CORPORATION


                                    By:    /s/ James E. Harris
                                       -----------------------------------------
                                    Name:  James E. Harris
                                    Title: Senior Vice President and Chief
                                           Financial Officer


                                    /s/ David Crane
                                    --------------------------------------------
                                    David Crane


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